UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2015 (July 15, 2015)

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 15, 2015, Sunoco LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as manager of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of 5,500,000 common units representing limited partner interests in the Partnership (the “Units”) at a price to the public of $40.10 per Unit (the “Firm Units”), being $38.897 per Unit to the Partnership, net of underwriting discounts and commissions (the “Equity Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted to the Underwriters a 30-day option to purchase up to an additional 825,000 Units at the same price and otherwise on the same terms as the Firm Units.

The material terms of the Equity Offering are described in the prospectus supplement, dated July 15, 2015 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on July 17, 2015 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Units to be sold in the Equity Offering were registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-203965), which became effective automatically upon filing with the Commission on May 7, 2015. Certain legal opinions related to the Equity Offering are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Equity Offering is expected to close on July 21, 2015, subject to the satisfaction of customary closing conditions. The Partnership expects to receive net proceeds from the Equity Offering of approximately $212.9 million (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership). As described in the Prospectus, the Partnership intends to use these net proceeds to repay indebtedness under its revolving credit facility and for general partnership purposes.

Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, will receive a portion of the net proceeds from the Equity Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Purchase Agreement

On July 15, 2015, Sunoco GP LLC (the “General Partner”), the Partnership, Sunoco Finance Corp. (“SUN Finance” and, together with the Partnership, the “Issuers”) and certain other subsidiaries of the Partnership (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), with respect to an offering (the “Notes Offering”) by the Issuers of $600 million aggregate principal amount of their 5.500% Senior Notes due 2020 (the “Notes”), along with the related guarantees of the Notes. The Notes will be issued in a transaction exempt from the registration requirements of the Securities Act and will be resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties and agreements by the General Partner, the Issuers and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. The Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Notes Offering is expected to close on July 20, 2015, subject to the satisfaction of customary closing conditions. The Partnership expects to receive net proceeds from the Notes Offering of approximately $592.5 million (after deducting initial purchasers’ discounts and commissions and estimated offering expenses payable by the Partnership). The Partnership intends to use these net proceeds to fund a portion of the $966.9 million cash consideration payable by the Partnership for its previously announced acquisition of all of the issued and outstanding shares of capital stock of Susser Holdings Corporation and for general partnership purposes.

The Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

The following information is furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Press Releases Related to the Equity Offering

On July 15, 2015, the Partnership issued a press release announcing that it had commenced the Equity Offering and issued a separate press release announcing that it had priced the Equity Offering, as disclosed in Item 1.01 hereof. A copy of each press release is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. These announcements do not constitute an offer to sell, or the solicitation of an offer to buy, the Units.

Press Releases Related to the Notes Offering

On July 15, 2015, the Partnership issued a press release announcing that it had commenced the Notes Offering and issued a separate press release announcing that it had priced the Notes Offering, as disclosed in Item 1.01 hereof. A copy of each press release is furnished as Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. These announcements do not constitute an offer to sell, or the solicitation of an offer to buy, the Notes.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following pro forma financial statements of the Partnership reflecting (i) the Equity Offering, (ii) the Notes Offering, (iii) the consummation of the Partnership’s acquisitions of Mid-Atlantic Convenience Stores, LLC on October 1, 2014 and Aloha Petroleum, Ltd. on December 16, 2014 and the related financing, (iv) the consummation of the Partnership’s acquisition of a 31.58% interest in Sunoco, LLC on April 1, 2015 and the related financing and (v) the consummation of the Partnership’s pending acquisition of 100% of the issued and outstanding shares of capital stock of Susser Holdings Corporation, have been prepared in accordance with Article 11 of Regulation S-X, are filed as Exhibit 99.5 hereto and are incorporated herein by reference:

•	Unaudited pro forma condensed combined balance sheet as of March 31, 2015;

•	Unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 and the year ended December 31, 2014; and

•	Notes to unaudited pro forma condensed consolidated financial information.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 15, 2015, by and between Sunoco LP and Morgan Stanley & Co. LLC, as manager of the several underwriters named on Schedule II thereto.

1.2	Purchase Agreement, dated July 15, 2015, by and among Sunoco GP LLC, Sunoco LP, Sunoco Finance Corp., certain subsidiaries of Sunoco LP party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named on Schedule A thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in exhibits 5.1 and 8.1).

99.1	Press Release, dated July 15, 2015, announcing the commencement of the Equity Offering.

99.2	Press Release, dated July 15, 2015, announcing the pricing of the Equity Offering.

99.3	Press Release, dated July 15, 2015, announcing the commencement of the Notes Offering.

99.4	Press Release, dated July 15, 2015, announcing the pricing of the Notes Offering.

99.5	Unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: July 17, 2015	By:	/s/ Clare McGrory
	Name:	Clare McGrory
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUNOCO LP

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 15, 2015, by and between Sunoco LP and Morgan Stanley & Co. LLC, as manager of the several underwriters named on Schedule II thereto.

1.2	Purchase Agreement, dated July 15, 2015, by and among Sunoco GP LLC, Sunoco LP, Sunoco Finance Corp., certain subsidiaries of Sunoco LP party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named on Schedule A thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

23.1	Consents of Andrews Kurth LLP (included in exhibits 5.1 and 8.1).

99.1	Press Release, dated July 15, 2015, announcing the commencement of the Equity Offering.

99.2	Press Release, dated July 15, 2015, announcing the pricing of the Equity Offering.

99.3	Press Release, dated July 15, 2015, announcing the commencement of the Notes Offering.

99.4	Press Release, dated July 15, 2015, announcing the pricing of the Notes Offering.

99.5	Unaudited pro forma condensed consolidated financial information.